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                                                                       EXHIBIT 4


                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                    SHARES



COMMON STOCK                                                 CUSIP  738604 10 7
(Par Value $.01 Per Share)                                   See reverse for
                                                             certain definitions


                          POUGHKEEPSIE FINANCIAL CORP.
                    INCORPORATED UNDER THE LAWS OF DELAWARE




         This certifies that ___________________________________ is the registered holder of _________________ fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of Poughkeepsie Financial Corp., Poughkeepsie, New York (the "Corporation").

         The shares evidenced by this Certificate are transferable in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any and all amendments thereto. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:



                                         (SEAL)
--------------------------                       ------------------------------
Suzanne A. Gillespie                             Joseph B. Tockarshewsky
Secretary                                        Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer
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                    (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common

TEN ENT  -   as tenants by the entireties

JT TEN   -   as joint tenants with right of survivorship and not
             as tenants in common

UNIF GIFT MIN ACT -                Custodian                under
                    --------------           --------------
                       (Cust)                   (Minor)
              Uniform Gifts to Minors Act
                                          ------------------------
                                                (State)


Additional abbreviations may also be used though not in the above list.
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         For value received, _________________________________ hereby sell, assign and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

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unto
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF
ASSIGNEE

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__________________________ shares of Common Stock represented by this
Certificate, and do hereby irrevocably constitute and appoint
__________________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.


Dated                 ,
      ------------- --  ----

                                            ----------------------------
                                            Signature


                                            ----------------------------
                                            Signature

Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this Certificate in every particular, without alteration or any change whatsoever.

        This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Poughkeepsie Savings Bank, FSB and The Bank of New York, dated as of May 1, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Poughkeepsie Savings Bank, FSB. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Poughkeepsie Savings Bank, FSB will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.